UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2013

DC BRANDS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-054031
(State or other jurisdiction of incorporation)	(Commission File No.)

1685 S. Colorado Blvd, Unit S291
 Denver, CO 80222
 (Address of principal executive offices and Zip Code)

(720) 281-7143
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01        Other Information

On June 4, 2013, DC Brands International, Inc. (the “Company”) executed an assignment agreement to purchase fifteen (15) shares of common stock of Village Tea Company Distribution, Inc., a Texas private corporation, engaged in the premium loose leaf tea business (the “Village Tea Company”) from Total Apparel Group, Inc., a Texas corporation, representing 15% of the Village Tea Company’s shares.   The Company will also have the right to appoint two members of the board of directors of the Village Tea Company.  It is anticipated that Bob Armstrong will provide CFO consulting services to the Village Tea Company. The purchase price of $50,000 was paid via a 10 month promissory note issued by the Company.

Item 9.01       Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 5, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DC BRANDS INTERNATIONAL, INC.

Date: June 5, 2013	By:	/s/ Robert H. Armstrong
Robert H. Armstrong
Chief Financial Officer

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